August 15, 2017

Mitek Systems, Inc.
600 B Street, Suite 100
San Diego, CA 92101

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Mitek Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 4,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), comprised of (a) 3,500,000 shares of Common Stock issuable pursuant to the terms, and subject to the conditions of, the Company’s Amended and Restated 2012 Incentive Plan (the “Restated 2012 Plan”), and (b) 500,000 shares of Common Stock issuable pursuant to the terms, and subject to the conditions of, the Company’s Director Restricted Stock Unit Plan, as amended (the “Director Plan” and together with the Restated 2012 Plan, the “Plans”).
As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company, corporate records furnished to us by the Company, certificates of officers and other representatives of the Company, public officials and others and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:
(i)    the Registration Statement;
(ii)     the Company’s Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of August 15, 2017 and by an officer of the Company as of the date hereof;
(iii)     the Company’s Second Amended and Restated Bylaws as presently in effect, certified by an officer of the Company as of the date hereof;
(iv)      the resolutions adopted by the Board of Directors of the Company on December 6, 2010, January 12, 2011, January 16, 2012, November 5, 2013, January 27, 2016 and January

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August 15, 2017

25, 2017, certified by an officer of the Company as of the date hereof, approving, among other things: (a) the initial preparation and adoption of the Company’s 2012 Incentive Plan and the Director Plan; (b) two prior amendments to the Company’s 2012 Incentive Plan to increase the numbers of shares of Common Stock authorized for issuance thereunder; (c) the Restated 2012 Plan which, among other things, increases the number of shares of Common Stock authorized for issuance thereunder by 3,500,000 shares; (d) an amendment to the Director Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 500,000 shares; (e) the reservation of the Shares of Common Stock for issuance under the Plans; and (f) the filing of the Registration Statement and the registration of the Shares issuable pursuant to the Plans;
(v)    the minutes of the 2011 annual meeting of the stockholders of the Company, held on February 23, 2011, the 2012 annual meeting of the stockholders of the Company, held on February 22, 2012, the 2014 annual meeting of the stockholders of the Company, held on February 19, 2014, the 2016 annual meeting of the stockholders of the Company, held on March 2, 2016, and the 2017 annual meeting of the stockholders of the Company, held on March 10, 2017, certified by an officer of the Company as of the date hereof, evidencing the approval by the stockholders of, among other things: (a) the adoption of the Company’s 2012 Incentive Plan and the Director Plan; (b) two prior amendments to the Company’s 2012 Incentive Plan to increase the numbers of shares of Common Stock authorized for issuance thereunder; (c) the Restated 2012 Plan which, among other things, increases the number of shares of Common Stock authorized for issuance thereunder by 3,500,000 shares; and (d) an amendment to the Director Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 500,000 shares;
(vi)     the Plans, including the prospectuses and forms of award agreements related thereto, certified by an officer of the Company as of the date hereof; and
(vii)     a certificate, dated as of the date hereof, from the Secretary of State of the State of Delaware as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”).
In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth below.
In such examination and in rendering the opinion set forth below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed,

Mitek Systems, Inc.
August 15, 2017

photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that each document submitted to us is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company, including, without limitation, the certificate of the officer of the Company referred to in the second paragraph of this opinion letter, and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to the opinion set forth in this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.
Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued and sold as described in the Registration Statement and the prospectuses related to the Plans and in accordance with the terms of the Plans and the applicable award agreements thereunder (including the receipt by the Company of the full consideration therefor), will be validly issued, fully paid and nonassessable.
Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than, as in effect on the date of this opinion letter, the Delaware General Corporation Law.
This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.
This opinion letter is rendered solely to you in connection with the issuance and delivery of the Shares under the Registration Statement and may be relied upon by you solely for such purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the

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circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.
Very truly yours,

/s/ Paul Hastings